VA SOFTWARE LOGO


                     VA SOFTWARE REPORTS FOURTH QUARTER AND
                            FISCAL YEAR 2003 RESULTS

          Fourth Quarter Fiscal 2003 Revenue Increases 42% Compared To
                           Fourth Quarter Fiscal 2002

FREMONT, CA--August 27, 2003--VA Software Corporation (Nasdaq: LNUX), provider of the award-winning SourceForge(TM) collaborative application development platform, and parent company of OSDN(TM) , the leading network of media and commerce sites serving the Open Source, developer and IT communities, today announced financial results for its fourth quarter and fiscal year 2003, ended July 31, 2003.

Total fourth quarter fiscal 2003 revenue grew 42% to $6.6 million, compared to fourth quarter fiscal 2002 total revenue of $4.6 million. Total revenue for the year ended July 31, 2003 was $24.2 million, compared to $20.4 million for the year ended July 27, 2002. Revenue associated with the exited hardware business was $0.2 million in both the fourth quarters of fiscal 2003 and fiscal 2002; revenue associated with the exited hardware business declined to $0.7 million for the year ended July 31, 2003 compared to $3.3 million for the year ended July 27, 2002. Revenue from the ongoing software and online businesses increased 47% to $6.4 million in the fourth quarter of fiscal 2003 from $4.4 million in the fourth quarter of fiscal 2002. Revenue from the ongoing software and online businesses grew 38% to $23.5 million for fiscal 2003 from $17.1 million for fiscal 2002.

On a GAAP basis, the fourth quarter fiscal 2003 net loss was $2.4 million, or $0.04 per share, compared to last year's fourth quarter fiscal 2002 GAAP net loss of $18.8 million, or $0.35 per share. The fourth quarter fiscal 2003 GAAP net loss includes $0.2 million in restructuring credits and a $0.5 million charge for amortization of intangible assets and deferred stock compensation and impairment of long-term assets. For the year ended July 31, 2003, the company's GAAP net loss was $13.8 million, or $0.25 per share, compared to $91.0 million, or $1.72 per share, for the year ended July 27, 2002.

The fourth quarter fiscal 2003 net loss before non-recurring charges, which excludes restructuring and other special charges, amortization of intangible assets and deferred stock compensation and impairment of long-term assets, improved to $2.1 million, or $0.04 per share, compared to last year's fourth quarter fiscal 2002 net loss, before non-recurring charges, of $3.7 million, or $0.07 per share. Cash and investments remain strong at $39.7 million as of July 31, 2003.

"We have made great progress as a company during fiscal 2003. Sales of SourceForge Enterprise Edition increased by over 150% compared to fiscal 2002 as we added 31 new customers to bring our installed base to 55 customers. Our recently announced sale to IBM for their internal use is one of many customer validations of the value of our product," said Ali Jenab, President and CEO. "Fourth quarter financial results exceeded our expectations on all counts. Our software revenue increased by 56% and online revenue grew a strong 45% compared to last year's fourth quarter. Advertising revenue achieved record levels during July. As we enter fiscal 2004, we are well positioned to continue the significant progress we have made as a company."

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing
(800) 450-0785 or (612) 332-0632. A replay of the call will be available for 30 days by dialing (800) 475-6701 or (320) 365-3844; passcode 692527.

Recent Highlights

o IBM Selects SourceForge. On August 5, 2003, VA Software announced that IBM will use SourceForge Enterprise Edition 3.3 for its internal open source community, supporting more than 2,000 registered IBM open source developers. The software from VA Software will help IBM coordinate internal, community-based development activity in its labs around the world to increase developer productivity and performance.

o Customers. During the fourth quarter, VA Software added 14 new SourceForge Enterprise Edition accounts, including IBM, Fujitsu, Sun Microsystems, Pratt & Whitney, Enbridge Pipelines, Infravio, Myrio, Spawar, CGI Atlantic, Planet Group, Emic Networks, Osaka Gas Information System and Dataline to its installed base. In addition, existing customers including Detroit Edison, General Atomics and Lockheed-Martin purchased additional SourceForge licenses and services.

o OSDN. OSDN continues to grow and delivers more than 185 million page views, reaching 10 million unique visitors, per month. Nielsen//NetRatings' Summer 2003 @plan advertising report consistently ranked OSDN in the number one spot among ALL reported networks for key technology categories. The Summer 2003 release shows OSDN ranking #1 for these categories as well as others (based on composition):

         o #1 for delivering people who have Purchased Hardware Online in the past 6 months

         o #1 for delivering people who have Purchased Software Online in the past 6 months

         o #1 for delivering people who have Purchased Home Electronics Online in the past 6 months

         o        #1 for delivering  people who Look for News of Any Type Online

     Advertising on OSDN has continued to experience strong growth, exceeding the relatively modest growth recently reported by the online advertising industry generally. Advertisers and sponsors of the network include Intel, Oracle, Google, IBM, Microsoft, Hewlett-Packard, Dell, Legato, eBay, Interland and Rackspace.

o Slashdot Games. Launched in April 2003, the Games section on Slashdot (http://games.slashdot.org/) is a new information section of the site aimed at serving the fast-growing gaming community. The new section of the site provides Slashdot-style editorial to console and PC gamers, developers and designers and features the same level of dynamic content the Slashdot community has come to expect--daily articles, new product announcements, development and programming discussions, interviews, reviews, and open commentary from site visitors. Because Slashdot site visitors are consummate gamers, active in the gaming community and likely to purchase new games, and/or gaming hardware, online advertisers have already begun to take note of this opportunity. Slashdot games traffic has already reached
     1.5 million unique visitors a month, with 2 million visitors projected within the first six months.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net income and earnings per share exclude amortization of intangible assets and deferred stock compensation, impairment of goodwill, intangible assets and other long-term assets, as well as restructuring costs and other special charges. These non-GAAP adjustments are provided to enhance the user's overall understanding of current financial performance and prospects for the future. Specifically, VA believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that VA believes are not indicative of core operating results. In addition, because VA has historically reported non-GAAP results to the investment community, VA believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software

VA Software (Nasdaq: LNUX) is the provider of SourceForge Enterprise Edition, the award-winning collaborative application development and project management platform. SourceForge is an integrated web-based application that enables IT and software engineering organizations to reduce risk and costs by managing application development more effectively. SourceForge centralizes project information into a searchable database while integrating software development and collaboration tools with the ability to track, measure, and report on software project activity in real-time. With SourceForge, organizations with distributed teams and offshore development centers realize improved productivity, communication, coordination, collaboration, project clarity and insight. The result is significantly improved project manageability and operational efficiency. Today, SourceForge technology is at work in major Fortune 1000 companies in financial services, defense and aerospace, manufacturing, transportation, communications and government, and is in use by over 700,000 developers worldwide. Information on how SourceForge aligns IT and business is available at www.vasoftware.com.

About OSDN

OSDN, the Open Source Development Network, Inc., a subsidiary of VA Software, is the most dynamic community-driven IT media network on the web. The cornerstone of the Open Source community, OSDN attracts every level of IT decision maker and buyer, from CTOs to project managers. Technologists, developers and system administrators turn to OSDN sites to create, debate, and make or break IT news, tools, technologies and techniques. OSDN is the home of several popular web sites, including the award winning news discussion site, Slashdot.org, and the world's largest collaborative software development site, SourceForge.net.


Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding VA's anticipated financial performance and continued progress as a company (as described, without limitation, in a quotation from management contained in this press release) and the benefits of our products to our customers. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including:
VA's success in expanding its SourceForge enterprise software business; VA's success in meeting scheduled product availability dates; the possibility of further deterioration in the general economy; VA's ability to achieve and sustain higher levels of revenue; VA's reliance upon strategic relationships with other companies; VA's ability to protect and defend its intellectual property rights; the size and timing of execution of enterprise-level licenses; decreases or delays in online advertising spending; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA may incur in future quarters; and competition with, and pricing pressures from more established competitors.
Investors should consult VA's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 27, 2002 and Form 10-Q for the fiscal quarter ended April 26, 2003, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site: www.sec.gov. VA assumes no obligation to update the forward-looking information contained in this news release.

Note to editors: VA Software, SourceForge and OSDN are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. Slashdot is a registered trademark of the Open Source Development Network, Inc., in the United States and other countries. All other trademarks are property of their respective owners.

Contact:

Investor Relations
VA Software Corp.
(510) 687-8731
ir@vasoftware.com

                             VA Software Corporation
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                               Three Months Ended                    Twelve Months Ended
                                                   -------------------------------------   -----------------------------------------
                                                     July 31, 2003      July 27, 2002       July 31, 2003          July 27, 2002
                                                   ------------------   ----------------   ------------------    -------------------
Software revenues                                         $    845           $    541           $  2,917            $   1,086
Online revenues                                              5,555              3,819             20,551               15,967
Other revenues                                                 156                255                760                3,332
                                                          --------           --------           --------            ---------
     Net revenues                                            6,556              4,615             24,228               20,385

Software cost of revenues                                      484                562              1,997                2,387
Online cost of revenues                                      2,774              2,846             11,166               10,393
Other cost of revenues                                          (6)            (2,779)              (383)              (3,119)
                                                          --------           --------           --------            ---------
     Cost of revenues                                        3,252                629             12,780                9,661

                                                          --------           --------           --------            ---------
     Gross margin                                            3,304              3,986             11,448               10,724

Operating expenses:
     Sales and marketing                                     2,531              2,060              9,791               12,513
     Research and development                                1,828              1,930              7,815                8,122
     General and administrative                              1,342              1,329              6,455               10,850
     Restructuring costs and other special charges            (229)             1,945               (263)              46,936
     Amortization of deferred stock compensation                28                 38                144                1,671
     Amortization of intangible assets                         217              3,212              2,149               11,730
     Impairment of goodwill and intangible assets               --             12,150                 --               12,150
                                                          --------           --------           --------            ---------
        Total operating expenses                             5,717             22,664             26,091              103,972
                                                          --------           --------           --------            ---------
Loss from operations                                        (2,413)           (18,678)           (14,643)             (93,248)
Interest and other, net                                         30                (94)               845                2,210
                                                          --------           --------           --------            ---------
Net loss                                                  $ (2,383)          $(18,772)          $(13,798)           $ (91,038)
                                                          ========           ========           ========            =========

Basic and diluted net loss per share                      $  (0.04)          $  (0.35)          $  (0.25)           $   (1.72)
                                                          ========           ========           ========            =========
Weighted-average shares outstanding:
Basic and diluted                                           54,895             53,487             54,110               53,064
                                                          ========           ========           ========            =========

Reconciliation of net loss as reported to net
loss before non-recurring charges:
                                                               Three Months Ended                    Twelve Months Ended
                                                   -------------------------------------   -----------------------------------------
                                                     July 31, 2003      July 27, 2002        July 31, 2003         July 27, 2002
                                                   -------------------- ----------------   ------------------    -------------------

Net loss as reported                                      $ (2,383)          $(18,772)          $(13,798)           $ (91,038)
Non-recurring charges:
     Restructuring costs and other special charges            (229)             1,865               (316)              45,963
     Restructuring costs classified as cost of
     goods sold                                                 (6)            (2,423)              (432)              (5,806)
     Amortization of deferred stock compensation                28                 38                144                1,671
     Amortization of intangible assets                         217              3,212              2,149               11,730
     Impairment of goodwill and intangible assets               --             12,150                 --               12,150
     Impairment of other long-term assets                      239                192                239                  192
                                                          --------           --------           --------            ---------
Net loss before non-recurring charges                     $ (2,134)          $ (3,738)          $(12,014)           $ (25,138)
                                                          ========           ========           ========            =========

Basic and diluted net loss per share - pro forma          $  (0.04)          $  (0.07)          $  (0.22)           $   (0.47)
                                                          ========           ========           ========            =========
Weighted-average shares outstanding:
Basic and diluted                                           54,895             53,487             54,110               53,064
                                                          ========           ========           ========            =========

                             VA Software Corporation

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                               July 31, 2003       July 27, 2002
                                                               -------------       -------------
                                     ASSETS
Current assets:
  Cash, cash equivalents, and current marketable securities      $  34,617           $  43,550
  Accounts receivable, net                                           1,928                 764
  Inventories                                                          388                 300
  Prepaid expenses and other assets                                  1,231                 877
                                                                 ---------           ---------
      Total current assets                                          38,164              45,491
Long-term marketable securities                                      5,130              10,846
Property and equipment, net                                          4,267               7,223
Goodwill and intangible assets, net                                     21               2,169
Other assets                                                           913               1,239
                                                                 ---------           ---------
Total assets                                                     $  48,495           $  66,968
                                                                 =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Current portion of loans and notes payable                     $      --           $      42
  Accounts payable                                                     863               2,075
  Accrued restructuring liabilities                                  4,117               3,397
  Accrued liabilities and other                                      4,360               6,491
                                                                 ---------           ---------
      Total current liabilities                                      9,340              12,005
Accrued restructuring liabilities, net of current portion           10,772              14,597
Other long-term liabilities                                          1,181                 978
                                                                 ---------           ---------
Total liabilities                                                   21,293              27,580
                                                                 ---------           ---------

Stockholders' equity:
  Common stock                                                          56                  54
  Additional paid-in capital                                       766,761             765,418
  Deferred stock compensation                                          (20)               (245)
  Accumulated other comprehensive loss                                 128                  86
  Accumulated deficit                                             (739,723)           (725,925)
                                                                 ---------           ---------
      Total stockholders' equity                                    27,202              39,388
                                                                 ---------           ---------
Total liabilities and stockholders' equity                       $  48,495           $  66,968
                                                                 =========           =========